EXHIBIT 21.0

TRANSCONTINENTAL REALTY INVESTORS, INC.

SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of and partnership interests of Transcontinental Realty Investors, Inc. and the state or other jurisdiction of organization or incorporation (indention indicates immediate parent entity):

Name of Entity	Jurisdiction of Organization or Incorporation
Corporations
Continental Baronne, Inc.	Nevada
Continental Carrier, Inc.	Nevada
Continental Willow, Inc.	Nevada
Continental Common, Inc.	Nevada
Continental Durham Centre, Inc.	Nevada
Continental Indcon Corporation	Nevada
Continental Pines Corporation	Nevada
Continental Poydras Corporation	Nevada
Continental Promenade Corporation	Nevada
Continental Signature, Inc.	Nevada
Continental Somerset Corporation	Nevada
Continental TS Tower Corporation	Nevada
Continental Woodbridge Corporation	Nevada
Continental Wow, Inc.	Nevada
North Houston Green, Inc.	Nevada
ART One Hickory Corporation	Nevada
ART Two Hickory Corporation	Nevada
BridgeKnight Holdings BV	Netherlands
Century Realty, Inc.	Texas
Continental Mortgage and Investors, Inc.	Nevada
EQK Bridgeview Plaza, Inc.	Nevada
EQK Cullman, Inc.	Nevada
Hartford Building Corporation	Texas
Smithhammer Holdings BV	Netherlands
South Cochran Corporation	Nevada
South Toler, Inc.	Nevada
Tacaruna Holdings BV	Netherlands
T. Belmont, Inc.	Nevada
T. Blue Lakes, Inc.	Nevada
T. Blue Lake II, Inc.	Nevada
T. Breakwater, Inc.	Nevada
T. Brompton, Inc.	Nevada
T. Capitol Hill, Inc. f/k/a T. Windsong, Inc.	Nevada
T. Cascades, Inc.	Nevada
TCI 9033 Wilshire Boulevard	Nevada
TCI Autumchase, Inc.	Nevada
TCI Bay Plaza II, Inc.	Nevada
TCI Baywalk Corp.	Nevada
TCI Bluffs at Vista Ridge, Inc.	Nevada
TCI Brandeis, Inc.	Nevada
TCI BTS Corp.	Nevada
TCI Country Club Villas, Inc.	Nevada
TCI Countryside, Inc.	Nevada
TCI Courtyard, Inc.	Nevada
TCI European Investment, Inc.	Nevada
TCI Harmon, Inc.	Nevada
TCI Island Bay Corp.	Nevada

Name of Entity	Jurisdiction of Organization or Incorporation
TCI K-Retail Plaza, Inc.	Nevada
TCI Lexington, Inc.	Nevada
TCI Limestone Vista Ridge, Inc.	Nevada
TCI Marina Landing Corp.	Nevada
TCI Mountain Plaza, Inc.	Nevada
TCI Ogden Industrial, Inc.	Nevada
TCI Paramount Terrace, Inc.	Nevada
TCI Plantation, Inc. f/k/a Transcontinental Carseka Corporation	Nevada
TCI Quail Creek, Inc.	Nevada
TCI Surgery Center, Inc.	Nevada
TCI Tivoli, Inc.	Nevada
TCI Woodsong, Inc.	Nevada
T. City Park, Inc.	Nevada
T. Dakota Arms, Inc.	Nevada
T. Desoto, Inc.	Nevada
T. Echo Valley, Inc.	Nevada
Tfalcon, Inc.	Nevada
T Heather Creek, Inc. f/k/a T. Rasor Glenn, Inc.	Nevada
T. Kingsland Ranch, Inc.	Nevada
T. Kinsey Bridges, Inc.	Nevada
T. Laguna, Inc.	Nevada
T. Lake Forest, Inc.	Nevada
T. Majestic, Inc.	Nevada
Tmira, Inc.	Nevada
Top Capital Partners, Inc.	Nevada
T. One City Center, Inc.	Nevada
T. Pinnacle, Inc.	Nevada
Transcontinental 4400, Inc.	Nevada
Transcontinental Atrium, Inc.	Nevada
Transcontinental Bonita, Inc.	Nevada
Transcontinental Cary, Inc.	Nevada
Transcontinental Corporate Pointe, Inc.	Nevada
Transcontinental Coventry Pointe, Inc.	Nevada
Transcontinental El Dorado, Inc.	Nevada
Transcontinental Lamar, Inc. f/k/a Transcontinental Woodview, Inc.	Nevada
Transcontinental Limestone Canyon, Inc.	Nevada
Transcontinental Remington, Inc.	Nevada
Transcontinental Sadler Square, Inc.	Nevada
Transcontinental Sandstone Corporation	Nevada
Transcontinental Southgate, Inc.	Nevada
Transcontinental Terrace Hill Corporation	Nevada
Transcontinental TexStar, Inc.	Nevada
Transcontinental Venture Centre	Nevada
Transcontinental Westgate Corporation	Nevada
Transcontinental Westgrove, Inc.	Nevada
TRI Restaurant Corp.	Nevada
T. Sendero Ridge, Inc.	Nevada
T. Shadow Lakes, Inc.	Nevada
T. Sorrento, Inc.	Nevada
T. Springs, Inc.	Nevada
T. Spyglass, Inc.	Nevada
T. Surf, Inc.	Nevada
T. Temple Villas, Inc.	Nevada
T. Vance Jackson, Inc.	Nevada
T. Windsong, Inc.	Nevada
Verandas at City View Corp.	Nevada

Name of Entity	Jurisdiction of Organization or Incorporation
Partnerships
El Chaparral National Associates, L.P.	Texas
4242 National Associates, L.P.	Texas
Income Special Associates, L.P.	California
Indcon, L.P.	Georgia
Kelly Holdings Associates, L.P.	Texas
Signature Athletic Limited Partnership	Texas
Continental Signature, Inc.	Texas
Stone Oak Place National Associates, Ltd.	Texas
Sunset Lake Associates, L.P.	Illinois
Willow Creek National Associates, L.P.	Texas
Willow National Associates, L.P.	Texas
Wow National Associates, Ltd.	Florida
Adams Properties Associates	Georgia
Bluffs and Vista Ridge, Ltd.	Texas
Cedar Creek Partnership	Texas
Centura Tower, Ltd.	Texas
Chesapeake Spa Creek Limited Partnership	Maryland
F.W. Verandas at City View, Ltd.	Texas
Garden Foxwood, L.P.	Delaware
Garden Confederate Point, L.P.	Delaware
Gate Laurel Associates	California
Harpers Ferry Partnership	Texas
Institute Place Associates	California
Limestone Vista Ridge Apartments, Ltd.	Texas
Montgomery Terminal Ltd.	Texas
Nakash Income Associates	Georgia
NCPO Texas Ltd.	Texas
NLP/CH, Ltd.	Texas
RT Realty, L.P.	Texas
Sacramento Nine J.V.	California
Search/Lodges Diversified, L.P.	Illinois
Sendera Ranch, Ltd.	Texas
Sendero Ridge, Ltd.	Texas
Shadow Run Associates	California
Shaw Plaza Partnership	Texas
Summerfield National Associates, L.P.	Florida
TCI Eton Square, L.P.	Texas
TCI Countryside, L.P.	Texas
Twinbrook Villas Associates	California
Westgrove Air Plaza, Ltd.	Texas